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                                                                     EXHIBIT 3.7

                         CERTIFICATE OF INCORPORATION

                                       OF

                      SANDUSKY PLASTICS OF DELAWARE, INC.

         THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

         FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is
                     SANDUSKY PLASTICS OF DELAWARE, INC.

         SECOND: The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company, whose address is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware.

         THIRD: The nature of the business of the Corporation and the purposes to be promoted by it are as follows:

         1. To engage in the production, marketing, purchase, sale, trading and brokering of various plastics and plastics products, including, without limitation, the taking of all actions and the conduct of all activities necessary or desirable in relations thereto.

         2. To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or for attainment of any of the objects or the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith, provided the same be not forbidden by the laws of the State of Delaware.

         3. In general, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware; and to do any and all of the acts and things herein set forth to the same extent as natural persons could do, and in any part of the world, as principal, factor, agent, contractor, trustee or otherwise in conjunction with any person, entity, syndicate, partnership, association or corporation, governmental, municipal or public authority, domestic or foreign; to establish and maintain offices and agencies and to exercise all or any of its corporate powers and rights throughout the world.
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         The foregoing clauses of this Article THIRD shall be construed as powers as well as objects and purposes. The matters expressed in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference or to inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and the enumeration of specific objects, purposes and powers shall not be construed to the limit or restrict in any manner the meaning of general terms or the general powers of the Corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature; provided, however, that nothing herein contained shall be construed as authorizing the Corporation to carry on the business of constructing, maintaining, or operating public utilities in the State of Delaware or elsewhere; and provided further, however, that the Corporation shall not carry on any business or exercise any power in any state, territory or country which, under the laws thereof, the Corporation may not lawfully carry on or exercise.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Hundred (100) shares of Common Stock, or the par value of $.10 per share.

         FIFTH: The name and mailing address of the incorporator of the Corporation is as follows:

              Name                               Mailing Address
           Ambrose M. Richardson                 Gray & Richardson
                                                 50 Rockefeller Plaza
                                                 Suite 830
                                                 New York, New York 10020

         SIXTH:  (a)      Subject to the provisions of the General Corporation
Law of the State of Delaware, the number of directors of the Corporation shall be determined as provided by the By-Laws.
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                 (b)      The election of directors need not be by written
ballot.

         SEVENTH: All corporate powers of the Corporation shall be exercised by the Board of Directors consisting of not less than one (1) nor more than three (3) members. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered.

                 1. To make, alter or repeal the By-laws of the Corporation, except as may be otherwise provided with respect to one or more of the By-laws by resolution of the stockholders in making, altering, amending or repealing such By-law or By-laws.

                 2. By a suitable By-law or by a resolution passed by a majority of the whole membership of the Board, to designate two or more of their number to name or names as may be determined from time to time by resolution of the Board of Directors, which such resolution or resolutions or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

                 3. To determine, whether any and, if any, what part of the net profits of the Corporation or of its capital surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or of any such surplus or of any net assets in excess of capital.

                 4. To determine, from time to time, to the extent now or hereinafter permitted by the laws of the State of Delaware, whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation or any of them shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless otherwise authorized by resolution of the Board of Directors.

                 5. From time to time, to the extent now or hereafter permitted by the laws of the State of Delaware, to sell, lease, exchange or otherwise dispose of any part of the property and assets of this Corporation which the Board of Directors deems it expedient and for the best interests of the
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         Corporation to dispose of, or disadvantageous to continue to own, without assets of the stockholders by vote or otherwise; and, pursuant to the affirmative vote of the holders of a majority of stock issued and outstanding having voting power, given at a stockholders' meeting duly called for that purpose, the Board of Directors shall have power and authority pursuant to action (whether a regular or special meeting and whether or not notice of such purpose shall have been given prior to such meeting), to sell, lease or exchange all of the property and assets of the Corporation, including, if the Board of Directors shall so desire, its goodwill and its corporate franchises, for such consideration and upon such terms and conditions as the Board of Directors deem expedient and for the best interests of the Corporation.

                 6. To remove at any time, for cause or without cause, any officer or employee of the Corporation, or to confer such power on any committee or officer, provided, however, that any officer elected or appointed by the Board of Directors may be removed only by the affirmative vote of a majority of the Board of Directors then in office.

                 7. Without the assent or vote of the stockholders, to authorize the issue obligations of the Corporation, secured and unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

                 8. To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves, to make such other provisions, if any, as are deemed necessary or advisable for working capital, for additions, improvements and betterments to plant and equipment, for expansion of the Corporation's business (including the acquisition of real and personal property for the purpose) and for any other purposes of the Corporation, and from time to time to authorize the use of the surplus of the Corporation for the purpose of acquiring any of the capital stock of the Corporation.

                 9. From time to time, to offer for subscription, or otherwise to issue or sell, or to grant options for the subscription to or purchase of, any or all of the authorized stock of the Corporation, for such consideration (including the cancellation of accrued and unpaid dividends on outstanding preferred stock of the Corporation) as the Board of Directors may determine, without the assent or vote of the stockholders and at the time of such issue and sale, or at the time of granting of such options, to specify in dollars the part of the consideration received on such issue and sale which shall be capital, and which shall be surplus, respectively; provided, however, that as to any shares having a par value the amount of the part of such consideration so
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         determined to be capital need be only equal to the aggregate par value of such shares.

                 10. Subject to the provisions of the statutes of the State of Delaware, to exercise any and all other powers, in addition to the powers expressly conferred by law and by this Certificate of Incorporation, which may be conferred upon it by the Corporation through appropriate By-law provisions.

         EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Operation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         NINTH: The Corporation shall have the power to indemnify any director, officer, employee or agent of the Corporation or any person who served at the request of the Corporation as a director,
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officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the General Corporation Law of the State of Delaware.

         TENTH: Both the stockholders and the directors shall have power to hold their meetings, if the By-laws so provide, and keep the books, documents and papers of the Corporation, outside of the State of Delaware and to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-laws or by resolution of the stockholders or the directors, except as otherwise required by the laws of the State of Delaware.

         ELEVENTH: If so determined by the Board of Directors, the Corporation may from time to time receive money or other property as a contribution to surplus, which contribution may consist of an undivided part of money or other property. Against any surplus there may be charged from time to time any losses incurred by the Corporation or any items or debt or bond or stock discount and expense. Such surplus may also be reduced from time to time by dividends or by transfer to capital or to some other appropriate account, and the amount of capital may be increased from time to time by the capitalization of surplus or net profits without the issuance of additional shares.

         TWELFTH: The Corporation reserves the right to create any preferred or special stocks or to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all right and interests of the stockholders of the Corporation are granted subject to these reservations.
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         IN WITNESS WHEREOF, the undersigned has executed this CERTIFICATE OF
INCORPORATION on the 2nd day of July, 1985, and does hereby affirm the statements contained herein as true under penalties of perjury.


                                                 ----------------------------
                                                     Ambrose M. Richardson
                                                     As Incorporator
                                                     50 Rockefeller Plaza
                                                     New York, New York 10020


STATE OF NEW YORK         )
                          :  SS.:
COUNTY OF NEW YORK        )

         BE IT REMEMBERED that on this 2nd day of July 1985, personally appeared before me, Barbara J. Tutino, a Notary Public in and for the County and State aforesaid, Ambrose M. Richardson, being the party to the foregoing Certificate of Incorporation, known to me personally to be such, and I having first made known to him the contents of said Certificate, did acknowledge said Certificate of Incorporation to be his act and deed, and the facts therein stated are truly set forth.

         Given under my hand and seal of office the day and year aforesaid.

                                                --------------------------------
                                                           Notary Public
                                                        Barbara J. Tutino
                                                Notary Public, State of New York
                                                         No. 30-4706864
                                                      Qualified in Nassau County
                                                     Term Expires March 30, 1987